                                                                  EXHIBIT 10.5.2

                  AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT


          This Amendment No. 1 (the "Amendment") dated as of October 11, 1996, is between Bank of America National Trust and Savings Association (the "Bank") and Cost Plus, Inc. (the "Borrower").


                                    RECITALS
                                    --------

          A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of May 7, 1996 (the "Agreement").

          B.  The Bank and the Borrower desire to amend the Agreement.


                                   AGREEMENT
                                   ---------

          1.  Definitions.  Capitalized terms used but not defined in this
              -----------
Amendment shall have the meaning given to them in the Agreement.

          2.  Amendments.  The Agreement is hereby amended as follows:
              ----------

               2.1 Paragraph 1.4(a) is amended to read in its entirety as follows:

                    (a) The Borrower will pay interest on the last day of each monthly period of its fiscal calendar until payment in full of any principal outstanding under this line of credit. For the remainder of calendar year 1996 and prior to the commencement of each calendar year thereafter, the Borrower shall disclose to the Bank in writing the monthly periods of its fiscal calendar for such year.

               2.2 The third sentence of Paragraph 1.5 is amended to read in its entirety as follows:

          Interest will be paid on the last day of each interest period, and on the last day of each monthly period of the Borrower's fiscal calendar during the interest period.

               2.3 The last sentence of Paragraph 2.1(b) is amended to read in its entirety as follows:

          The fee is due on the last day of each of the Borrower's fiscal quarters until the expiration of the availability period.

               2.4 The parenthetical phrase in Paragraph. 4.4(a) is amended to read in its entirety as follows:

          (including, but not limited to, any fees due under Paragraph 2.1 but excluding any fees due under Paragraph 1.7, which latter fees will be directly debited under Paragraph 4.4A below).

               2.5 A new Paragraph 4.4A is added to the Agreement, and it reads in its entirety as follows:

                    4.4A  Direct Debit.
                          ------------

               (a) The Borrower agrees that any sum drawn under a letter of credit and any fees applicable to letters of credit will be deducted automatically on the due date from the Borrower's account number 17684-00576, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

               (b) On the banking day before each due date, the Bank will inform the Borrower by telephone or telefax of the amount of the debit to be made on the next banking day in order to permit the Borrower to ensure that sufficient funds will be in the account.

               (c) The Bank will debit the account on the dates the payments become due. If a due date does not fall on a banking day, the Bank will debit the account on the first banking day following the due date.

               (d) The Borrower will maintain sufficient funds in the account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

               2.6 The first sentence of Paragraph 7.6 is amended to read in its entirety as follows:

          To maintain an Inventory Turn of at least the ratios indicated for each period specified below:

                          Period                           Ratio
                          ------                           -----

               From the date of this Agreement           2.75:1.0
                through September 30, 1996

               From October 1, 1996 through              2.70:1.0
                November 30, 1996

               From December 1, 1996 through             2.75:1.0
                February 1, 1997

               On February 2, 1997 and thereafter        2.80:1.0

          3.  Representations and Warranties.  When the Borrower signs this
              ------------------------------
Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment,
(c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

          4.  Effect of Amendment.  Except as provided in this Amendment, all of
              -------------------
the terms and conditions of the Agreement shall remain in full force and effect.

          This Amendment is executed as of the date stated at the beginning of this Amendment.


                               Bank of America National Trust
                               and Savings Association

                               By  /s/ Florence Gong
                                 _____________________________


                               Title  Vice President
                                    __________________________

                               By
                                 _____________________________

                               Title
                                    __________________________

                               Cost Plus, Inc.


                               By  /s/ Alan Zimtbaum
                                 _____________________________

                               Title  President
                                    __________________________

                               By  /s/ M.R. Carden
                                 _____________________________

                               Title  Treasurer
                                    __________________________